HII Technologies, Inc. Announces Preliminary Revenues for Third Quarter 2014 to exceed $9.6 Million; Sequential Quarterly Increase of at least 41%

HOUSTON, TX (October 23, 2014) -- HII Technologies, Inc. (OTCQB: HIIT) (“HII Technologies” or the "Company"), today announced that its preliminary unaudited results for consolidated revenues from operations for the third quarter ended September 30, 2014 exceeded $9.6 million.  This represents a 146% increase from the Company’s $3.9 million in revenues for the third quarter of 2013 and over a 41% sequential quarterly increase from the Company’s second quarter 2014 revenues of approximately $6.8 million.

On a combined pro forma basis, the Company’s revenues for the quarter and nine months ended September 30, 2014 exceeded $11.0 million and $32.8 million, respectively. These pro forma results give pro forma effect to the Company’s acquisition of Hamilton Investment Group as of January 1, 2014 while it  actually closed on August 12, 2014.

“We are continuing to experience an active growth pattern. Currently, the Company has not seen a slow down in activity levels with our customers, reflecting on recent commodity price swings, for our critical services offerings of water, power and safety” stated Matthew Flemming, CEO of HII Technologies. “The revenue increase this quarter is indicative of our ability to grow organically and be able to immediately recognize the accretive acquisition of Hamilton’s frac water management business in Oklahoma.”

The Company anticipates filing its Quarterly Report on Form 10-Q for the period ended September 30, 2014 and announcing earnings and related financial results for the period by November 15, 2014.

About HII Technologies, Inc.

HII Technologies, Inc. is a Houston, Texas based oilfield services company with operations in Texas, Oklahoma, Ohio and West Virginia.  By focusing on the critical service areas of Water, Safety and Power, the Company is positioned to take advantage of the significant anticipated growth in horizontal drilling and hydraulic fracturing within the United States’ active shale and unconventional “tight oil” plays.  The Company’s frac water management division does business as AquaTex, Hamilton and AES Water Solutions, its onsite oilfield contract safety consultancy does business as AES Safety Services, and its mobile oilfield power subsidiary does business as South Texas Power (STP). The holding company, HII Technologies’ objective is to bring proven technologies to these operating divisions to build a long-term competitive advantage for its stakeholders. Read more at www.HIITinc.com, www.AquaTexUSA.com, www.AESWaterSolutions.com, www.AESSafetyServices.com and www.Oilfield-Generators.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on HII's current expectations, estimates and projections about HII, its industry, its management's beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational and activity expectations, international growth, and anticipated financial performance in 2014.   No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these "forward-looking statements" are identified by words such as "expects," "believes," "anticipates" and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to:  risks that HII will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that HII's expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for HII as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in HII's businesses, or could further deteriorate or worsen from  the recent market declines, and/or that HII could experience further unexpected declines in activity and demand for its hydraulic frac related water transfer business, its safety consultancy business or its generator and related equipment rental service businesses; risks relating to HII's ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks that HII may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into HII's operations; risks, in responding to changing or declining market conditions, that HII may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in HII's businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that HII may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting HII's ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of HII's control, HII's actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect HII's business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, HII also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that HII files periodically with the Securities and Exchange Commission.

Investor Relations Contact

Derek Gradwell

MZ Group North America

Phone: 512-270-6990

Email: dgradwell@mzgroup.us

Web: www.mzgroup.us